UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-1/ A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

West-Core Drilling, Inc.
(Name of small business issuer in its charter)

Nevada	3533	27-0303972
(State or other jurisdiction of in corporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

561b West Main,
Elko, Nevada, 89801
(Address and telephone number of registrant's principal executive offices and principal place of business)

Travis Stephenson
President and Chief Executive Officer
561b West Main
Elko, NV 89801
(775) 753-1036
(Name, address, and telephone number of agent for service)

Please send correspondence to:

Jillian Ivey Sidoti, Esq.
34721 Myrtle Court
Winchester, CA 92596
323-799-1342
FAX: (888) 316-7320

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration F ee (3)(4)

Common Stock, $.001 par value	1,500,000 shares	$0.30	$450,000	$25.11
Total	1,500,000 shares	$0.30	$450,000	$25.11

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts” basis in a “direct public offering” through our officer. This offering terminates 365 days after commencement of this offering, which will be upon effectiveness of this registration statement. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by West-Core Drilling Inc. and no commissions will be paid for the sale of the 1,500,000 shares offered by West-Core Drilling Inc.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

West-Core Drilling Inc.

1,500,000 Shares of Common Stock
Price per share: $0.30
Total cash proceeds if all shares are sold: $450,000

This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer will attempt to sell the shares. This Prospectus will permit our officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Our officer will sell the shares. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. The shares will be offered at a price of $.30 per share for a period of three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional one hundred eighty (180) days.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To WEST-CORE DRILLING
Per Share	$0.30	$0	$0.30
Total	$450,000	$0	$450,000

West-Core Drilling Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES _____ THROUGH ______ BEFORE BUYING ANY SHARES OF WEST-CORE DRILLING INC’S COMMON STOCK.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	2
Special Note Regarding Forward-Looking Information	9
Capitalization	9
Use of Proceeds	10
Determination of Offering Price	11
Dilution	11
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	17
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	17
Description of Business	18
Reports to Stockholders	21
-
Facilities	23
Certain Relationships and Related Party Transactions	23
Market for Common Equity and Related Stockholders Matters	23
Dividends	24
Executive Compensation	25
Shares Eligible for Future Sale	27

Index to Financial Statements
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-7

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “West-Core Drilling,” and “ WCD ” refer to West-Core Drilling Inc.

West-Core Drilling Inc. (the “Company” or “WCD”) is a development stage company incorporated in the State of Nevada in April, 2008. The Company looks to capitalize on the experience of Mr. Travis Stephenson, its sole officer and director , in the surface and underground core drilling industries in order to provide various drilling services to gold, copper, iron, and oil mining companies.

Since our inception on April 21, 2008 through December 31, 2008, we have not generated any revenues and have incurred a net loss of ($400) and a net loss of ($13,115) for the period ended June 30 , 2011. Until June 1, 2009, our only business activity was the formation of our corporate entity and development of our business plan. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with purchasing new drills for diamond core drilling, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees. We believe that sales generated in the next twelve months will be sufficient to support the limited costs associated with our initial ongoing operations. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

West-Core Drilling intends to use the proceeds from this Offering to develop their core drilling services. The Company will search out projects related to their business. The Company will attempt to bid on projects at a cost effective and profitable price.

If awarded projects, the Company would need two drills to complete the projects. The Company currently does not anticipate being awarded any particular projects but hopes to bid on projects in Nevada and Canada. Currently, a related Company, West-Core Drilling, LLC, (“WCDLLC”) owns two drills that would be appropriate for the projects. The Company may use the proceeds as a down payment to purchase the drills from WCDLLC. WCDLLC would finance the balance.

For the twelve months after completing this first offering, West-core plans to purchase a drill to put to work and make the company profitable.  The Company would then seek to secure financing to execute on the buyout of West-core Drilling, LLC and consolidate operations under West-core Drilling, Inc.

As of the date of this prospectus we have one officer and director , who we anticipate devoting only a small portion of his time to the company going. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

West-Core Drilling’s address and phone number is:

West-Core Drilling Inc.
561b West Main,
Elko, Nevada, 89801
(775) 753-1036

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,500,000 shares.

Price to the Public	$0.30 per share in cash.

Use of Proceeds

Primarily for	The purchase of a drill

Number of Shares Outstanding Prior to the Offering	9,000,000

Number of Shares Outstanding After the Offering	9,150,000 if 10% of offering sold.
9,375,000 if 25% of offering sold.
9,750,000 if 50% of offering sold.
10,000,000 if 75% of offering sold.
10,500,000 if 100% of offering sold.

Plan of Distribution

This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our officer. There is no share minimum investment required from individual investors.

Terms of the Offering

This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in West-Core Drilling should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

An investment in the Common Stock offered hereby involves a high degree of risk.

DEPENDENCE ON MINERAL INDUSTRY

The Company's revenues, cash flows and earnings will be substantially dependent upon, and affected by, the level of domestic mineral exploration and development activity.  Such activity and the resulting level of demand for contract core drilling and related services are directly influenced by many factors over which the Company has no control.  Such factors include, among others, the market prices of minerals , market expectations about future prices, the volatility of such prices, the cost of producing and delivering minerals , government regulations and trade restrictions, local and international political and economic conditions, and levels of production.   Substantial uncertainty exists as to the future level of mineral exploration and development activity.  There can be no assurance that the current level of mineral exploration and development activity will be maintained or that demand for the Company's contract drilling services will reflect the level of such activity.

CYCLICAL CONDITIONS

Historically, the core drilling industry has been cyclical, with significant volatility in profitability and rig values.  This industry cyclicality has been due to changes in the level of domestic mineral exploration and development activity and the available supply of drilling rigs.

The market has actually been growing rapidly over the last 6-7 years with the growth of China, India, Brazil, and other rapid growth countries. Only in the last 24 months has there been a significant slowdown due to the economy.

Ongoing movement or reactivation of core drilling rigs (including the movement of rigs from outside the United States into domestic markets) or new construction of drilling rigs could increase rig supply and adversely affect contract drilling rates and utilization levels.  The Company cannot predict the future level of demand for its contract drilling services and resulting rig utilization rates, future conditions in the contract drilling industry or future contract drilling rates.

OUR BUSINESS AND OPERATIONS WILL BE SUBSTANTIALLY DEPENDENT UPON, AND AFFECTED BY, THE LEVEL OF U.S. AND CANADIAN MINERAL EXPLORATION AND DEVELOPMENT ACTIVITY, WHICH HAS EXPERIENCED SIGNIFICANT VOLATILITY. IF THE LEVEL OF THAT ACTIVITY DECREASES, OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

Our business and operations will be substantially dependent upon, and affected by, the level of U.S. metal mining, and development activity. Exploration and development activity determines the demand for contract core drilling and related services. We have no control over the factors driving the level of U.S. metal mining, and development activity. Those factors include, among others, the following:

•	the market prices of copper, gold, and other metals;

•	market expectations about future prices of copper, gold, and other metals ;

•	government regulations and trade restrictions;

•	the presence or absence of tax incentives;

•	national and international political and economic conditions;

Both the gold mining industry and contract drilling industry have experienced significant volatility in profitability and asset values. Currently, the contract drilling business is experiencing increased demand for drilling services, principally due to improved commodities production economics. The increased activity in the exploration and production sector may not continue. In addition, ongoing movement or reactivation of land drilling rigs (including the movement of rigs from outside the U.S. into U.S. markets) or new construction of drilling rigs could increase rig supply and reduce contract drilling rates and utilization levels. We cannot predict the future level of demand for our contract drilling services, future conditions in the onshore drilling industry or future contract drilling rates.

THE METAL MINING INDUSTRY HAS EXPERIENCED A SIGNIFICANT SLOW DOWN WHICH MAY CONTINUE.

The mining industry has experienced a significant slow down along with the rest of the economy. The Company is taking a guarded approach to its growth and therefore has determined that it will not put more than four rigs into operation this year even if it means turning down some opportunities. Related to this is the Companies decision to also not add rigs to its fleet unless the rig can go to work on contracts that provide at least 6 months to one year of operation for the new rig. This strategy is intended to permit the Company to maintain its extremely low debt to cash flow ratio that it currently maintains.

The significant increase in Gold and commodities prices created more demand than supply for drilling services. Our Officer believes that the industry will again see an increase in supply do to an increased price in Gold and Commodities. In recent history, Gold prices are currently at an all time high of $1,626 an ounce. In 2008, gold was at $1,080 per ounce.   This is primarily because gold prices are unmistakably tied to the prices of commodities and other raw materials. For example, commodities prices skyrocketed across the board in the past year. Oil, corn, wheat, soybeans – all hit record highs. At present, the outlook for 2011 is a slow and steady increase in commodity prices.

WE  INTEND TO USE A PORTION OF THE PROCEEDS OF THIS OFFERING TO PURCHASE DRILLING RIGS. ANY DELAY COULD RESULT IN A LOSS OF REVENUE.

We intend to use a portion of the proceeds of this offering to purchase drilling rigs. All of these projects are subject to risks of delay or cost overruns inherent in large construction projects. Among those risks are:

•	shortages of equipment, materials or skilled labor;

•	long lead times or delays in the delivery of ordered materials and equipment;

•	engineering problems;

•	work stoppages;

•	weather interference;

•	unavailability of specialized services; and

•	unanticipated cost increases.

These factors may contribute to delays in the delivery of the drilling rigs, which could result in a loss of revenue. Additionally, the Company may incur higher costs than expected, which would adversely affect the economics of the investment in such rigs.

IF WE CANNOT KEEP OUR RIGS UTILIZED AT PROFITABLE RATES, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

Our business has high fixed costs, and if we cannot keep our rigs utilized at profitable rates, our operating results could be adversely affected.

OUR OPERATIONS COULD BE ADVERSELY AFFECTED BY ABNORMALLY POOR WEATHER CONDITIONS.

Our operations will be conducted in areas subject to extreme weather conditions, and often in difficult terrain. Primarily in the winter and spring, our operations will often be curtailed because of cold, snow or muddy conditions. Unusually severe weather conditions could further curtail our operations and could have a material adverse effect on our financial condition and results of operations.

INCREASED COMPETITION IN OUR DRILLING MARKETS COULD ADVERSELY AFFECT RATES AND UTILIZATION OF OUR RIGS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We will face competition from significantly larger drilling contractors with greater resources. Their greater resources may enable them to build new rigs or move existing rigs into any of our regional markets. The addition of rigs into our markets, either by existing competitors or new entrants, including possibly non-U.S. competitors, would increase the supply of available rigs in those markets, which could adversely affect the rates we can charge and utilization levels we can achieve.

OUR OPERATIONS WILL BE SUBJECT TO HAZARDS INHERENT IN THE  DRILLING BUSINESS THAT ARE BEYOND OUR CONTROL. IF THOSE RISKS ARE NOT ADEQUATELY INSURED OR INDEMNIFIED AGAINST, OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

Our operations will be subject to many hazards inherent in the land drilling business, including, but not limited to:

•	equipment failures;

•	loss of hole;

•	damaged or lost drill strings; and

•	damage or loss from inclement weather or natural disasters.

These hazards are to some extent beyond our control and could cause, among other things:

•	personal injury or death;

•	serious damage to or destruction of property and equipment;

•	suspension of drilling operations; and

•	substantial damage to the environment, including damage to producing formations and surrounding areas.

Our insurance policies for public liability and property damage to others and injury or death to persons are in some cases subject to large deductibles and may not be sufficient to protect us against liability for all consequences of  disasters, personal injury, extensive fire damage or damage to the environment. We may not be able to maintain adequate insurance in the future at rates we consider reasonable, or particular types of coverage may not be available. The occurrence of events, including any of the above-mentioned risks and hazards, that are not fully insured against or the failure of a customer that has agreed to indemnify us against certain liabilities to meet its indemnification obligations could subject us to significant liability and could have a material adverse effect on our financial condition and results of operations.

LIMITED OPERATING  HISTORY

This is a new venture for the Company although our officer has experience in the core drilling industry. We do not currently own any assets to carry out any of the drilling opportunities; we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

COMPETITION

The contract drilling industry is a highly competitive and fragmented business characterized by high capital and maintenance costs.  Drilling contracts are usually awarded through a competitive bid process and, while the Company believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and rig availability are the primary factors in determining which contractor is awarded a job.  Certain of the Company's competitors have greater financial and human resources than the Company, which may enable them to better withstand periods of low rig utilization, to compete more effectively on the basis of price and technology, to build new rigs or acquire existing rigs and to provide rigs more quickly than the Company in periods of high rig utilization.

CAPITAL REQUIREMENTS AND LIQUIDITY

The core drilling industry is capital intensive.  The Company's cash flow from future operations and the continued availability of credit are subject to a number of variables, including the Company's utilization rate, operating margins and ability to maintain costs and obtain contracts in a competitive industry.  There can be no assurance that the Company's cash flow from future operations, proceeds from the Initial Public Offering and present borrowing capacity will be sufficient to fund its anticipated capital expenditures and working capital requirements.  The Company may from time to time seek additional financing, either in the form of bank borrowings, sales of the Company's debt or equity securities or otherwise.  See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition and Liquidity." To the extent the Company's capital resources and cash flow from operations are at any time insufficient to fund its activities or repay its indebtedness as due, the Company will need to raise additional funds through public or private financings or additional borrowings.  No assurance can be given as to the Company's ability to obtain any such capital resources.  If the Company is at any time not able to obtain the necessary capital resources, its financial condition and results of operations could be materially adversely affected.  In the event that additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's stockholders at that time would be diluted and, in addition, such equity securities may have rights, preferences or privileges senior to those of the Common Stock.

RELIANCE ON KEY PERSONNEL

The success of the Company's business is highly dependent upon the services, efforts and abilities of Travis Stephenson, the Company's President and Chief Executive Officer. The business of the Company could be materially and adversely affected by the loss Mr. Stephenson   The Company does not maintain key man life insurance on the lives of any of its executive officer.  The Company does not have any employment agreements.

BECAUSE  OUR OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Travis Stephenson, our President and CEO, intend s to devote 20% of his business time to our affairs. It is possible that the demands on our Officer from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Stephenson may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR COMMON STOCK; THEREFORE YOU MAY BE UNABLE TO SELL YOUR SECURITIES AT ANY TIME, FOR ANY REASON, AND AT ANY PRICE, RESULTING IN A LOSS OF YOUR INVESTMENT.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

BECAUSE OUR COMMON STOCK IS DEEMED A LOW-PRICED “PENNY” STOCK, AN INVESTMENT IN OUR COMMON STOCK SHOULD BE CONSIDERED HIGH RISK AND SUBJECT TO MARKETABILITY RESTRICTIONS.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

The domestic core drilling industry is affected from time to time in varying degrees by political developments and federal, state and local laws and regulations.  .  Except for the handling of solid wastes directly generated from the operation and maintenance of the Company's drilling rigs, such as waste oils and wash water, it is the Company's practice to require its customers to contractually assume responsibility for compliance with environmental regulations.  However, the Company's operations are vulnerable to certain risks arising from the numerous environmental health and safety laws and regulations.  These laws and regulations may restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling activities, require reporting of the storage, use or release of certain chemicals and hazardous substances, require removal or cleanup of contamination under certain circumstances, and impose substantial civil liabilities or criminal penalties.  Environmental laws and regulations may impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault, and could expose the Company to liability for the conduct of, or conditions caused by, others, or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed.  Moreover, there has been a trend in recent years toward stricter standards in environmental, health and safety legislation and regulation which is likely to continue.

The Company has made and will make expenditures to comply with governmental regulations, including environmental, health and safety requirements.
The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on the Company's business, financial condition or results of operations. Because the requirements imposed by such laws and regulations are subject to change, the Company is unable to forecast the ultimate cost of compliance with such requirements.  The modification of existing laws and regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for commodities,  for economic, political, environmental or other reasons could have a material adverse effect on the Company by limiting drilling opportunities.  See "Business -- Government Regulation and Environmental Matters."

SUPERIOR RIGHTS OF PREFERRED STOCK

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.  See "Description of Capital Stock -- Preferred Stock."

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO COMPLY WITH SECTION 404 IN A TIMELY MANNER OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 202 . Section 404 requires that we document and test our internal control over financial reporting and issue management's assessment of our internal control over financial reporting. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. During the course of our ongoing evaluation and integration of the internal control over financial reporting, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review. We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we or our auditors identify and report such material weakness, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, all of which could have a material adverse effect on our business, results of operations and financial condition.

AS A  RESULT OF OUR PLACING YOUR INVESTED FUNDS INTO A SEGREGATED ACCOUNT AS OPPOSED TO AN ESCROW ACCOUNT, THE FUNDS ARE SUBJECT TO ATTACHMENT BY CREDITORS OF THE COMPANY, THEREBY  SUBJECTING YOU TO A POTENTIAL LOSS OF THE FUNDS.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

OUR EXISTING DIVIDEND POLICY AND CONTRACTUAL RESTRICTIONS LIMIT OUR ABILITY TO PAY DIVIDENDS.

We have never declared a cash dividend on our common stock and do not expect to pay cash dividends for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-1, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that West-Core Drilling Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on June 30, 2011

	June 30, 2011	December 31, 20 10
	(Unaudited)
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

TOTAL CURRENT LIABILITIES	$15,148		$14,028

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value
Issued and outstanding
2 ,000, 000 shares of common stock as June 30, 2011of June 30, 2011 and December 31, 2011	$2 ,000		$2,000

Deficit accumulated during the development stage	(1 7,078)		(15,958)
Total stockholder’s deficit	$ (15,07815,078)	$	(70)
Total Liabilities and Stockholder’s Equity	$70		$-

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $429,200. While there is no assurance that any of the shares will be sold, if all are sold , w e intend to utilize the estimated net proceeds following the offering for the purposes indicated in the table below.  The first 10% of shares sold will go mostly toward covering our offering expenses and accounting expenses for the year.  Any shares sold beyond that will go toward the purchase of a drill.  Should less than 95% of the shares be sold, and there are not enough proceeds to purchase a drill, then the company will seek to secure a lease on a drill.

				Amount
	10%	25%	50%	75%	100%

Total Proceeds	$45,000	$112,500	$225,000	$337,500	$450,000

Less: Offering Expenses
Legal	$15,000	$15,000	$15,000	$15,000	$15,000
Accounting	$5,000	$5,000	$5,000	$5,000	$5,000
Copying	300	300	300	300	300
SEC & State Filing Fees	500	500	500	500	500

Net Proceeds from Offering	$24,200	$91,700	$204,200	$316,700	$429,200

Use of Net Proceeds

Drill Purchase (1)	$0	$0	$0	$200,000	$400,000
Transfer Agent Fees	$1,250	$1,250	$1,250	$1,250	$1,250
Accounting	$5,000	$5,000	$5,000	$5,000	$5,000
Working Capital (2)	$17,950	$85,450	$197,950	$110,450	$22,950

Total Use of Net Proceeds	$24,200	$91,700	$204,200	$316,700	$429,200

(1)
In the event we are unable to raise the total offering proceeds, we may lease drilling equipment instead of purchasing the drills needed to fulfill any future contracts. The Company does not have any projects currently under contract.

(2)
In the event that we are unable to raise the total offering proceeds, the company will use most of the net proceeds for working capital including the rental/lease of drilling equipment required to fulfill any projects/contracts the Company may acquire.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.
DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of June 30, 2011 , West-Core Drilling’s net tangible book value was ($ 15,078 ). Net tangible book value is the aggregate amount of West-Core Drilling’s tangible assets less its total liabilities. Net tangible book value per share represents West-Core Drilling’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,800), West-Core Drilling’s net tangible book value as of the closing of this offering would increase from $(0.00) to $. 118 per share. This represents an immediate increase in the net tangible book value of approximately $. 118 per share to current shareholders, and immediate dilution of about $. 182 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 118
Net tangible book value per share after offering	$0. 118
Dilution per share to new investors	$0. 182
Percentage dilution	60.6%

The following assumes the sale of 75% of the shares of common stock in this offering. As of June 30, 2011 , West-Core Drilling’s net tangible book value was $(15,078), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of West-Core Drilling’s tangible assets less its total liabilities. Net tangible book value per share represents West-Core Drilling’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,800), West-Core Drilling’s net tangible book value as of the closing of this offering would increase from $0.00 to $. 077 per share. This represents an immediate increase in the net tangible book value of $. 077 per share to current shareholders, and immediate dilution of $. 222 per share to new investors, as illustrated in the following table: 11

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.0 77
Net tangible book value per share after offering	$0.0 77
Dilution per share to new investors	$0.2 22
Percentage dilution	74.2%

The following assumes the sale of 50% of the shares of common stock in this offering. As of June 30, 2011 , West-Core Drilling’s net tangible book value was $(15,078), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of West-Core Drilling’s tangible assets less its total liabilities. Net tangible book value per share represents West-Core Drilling’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,800), West-Core Drilling’s net tangible book value as of the closing of this offering would increase from $0.00 to $. 052 per share. This represents an immediate increase in the net tangible book value of $. 052 per share to current shareholders, and immediate dilution of $.2 48 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 052
Net tangible book value per share after offering	$0. 052
Dilution per share to new investors	$0.2 48
Percentage dilution	82.7%

The following assumes the sale of 25% of the shares of common stock in this offering. As of June 30, 2011 , WEST-CORE DRILLING’s net tangible book value was $(15,078), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of WEST-CORE DRILLING’s tangible assets less its total liabilities. Net tangible book value per share represents WEST-CORE DRILLING’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,800), WEST-CORE DRILLING’s net tangible book value as of the closing of this offering would increase from $0.00 per share to $0. 02 per share. This represents an immediate increase in the net tangible book value of $0. 02 per share to current shareholders, and immediate dilution of $.2 8 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.0 2
Net tangible book value per share after offering	$0.0 2
Dilution per share to new investors	$0. 28
Percentage dilution	93.5%

The following assumes the sale of 10% of the shares of common stock in this offering. As of June 30, 2011 , WEST-CORE DRILLING’s net tangible book value was $(15,078), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of WEST-CORE DRILLING’s tangible assets less its total liabilities. Net tangible book value per share represents WEST-CORE DRILLING’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting of $20,800), WEST-CORE DRILLING’s net tangible book value as of the closing of this offering would be $.00 per share and, as a result, there will be an immediate increase in the net tangible book value of $ .00 per share to current shareholders, but there is an immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.00
Net tangible book value per share after offering	$0.00
Dilution per share to new investors	$0.30
Percentage dilution	100%

SELLING SECURITY HOLDERS

We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The table below assumes the sale of the 1,500,000 shares offered in this prospectus at an assumed initial public offering price of $0.30 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Current Shareholders	2 ,000,000	57.14%	$0	0%	$0.00
Public Stockholders	1,500,000	42.86%	$450,000	100%	$0.30
Total	3 ,500,000	100%	$450,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our officer and director. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by West-Core Drilling Inc. No commissions will be paid for the sale of the 1,500,000 shares offered by West-Core Drilling.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officer and director will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Our officer and director intend s to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of the officer and director;

Mr. Stephenson will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;

•	He must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;

•
he must primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of West-Core Drilling Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Stephenson will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Stephenson , nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by West-Core Drilling to each offeree;

•	the subscription is completed by the offeree, and submitted by check back to West-Core Drilling where the subscription and a copy of the check is faxed to counsel for review;

•	each subscription is reviewed by counsel for West-Core Drilling to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•	once approved by counsel, the subscription is accepted by the officers and the funds deposited into an account labeled: West-Core Drilling Inc., within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Travis Stephenson	2,000,000	100%	57.14%
All Directors, Officers and Principal Stockholders as a Group	2,0 00,000	100%	57.14%
___________
1.	The address of each shareholder is care of West-Core Drilling Inc at 561b West Main, Elko, Nevada 89801 unless otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. 2 ,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,500,000 shares offered herein, we will have outstanding 3 ,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of West-Core Drilling, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and

•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	Terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements as of December 31, 2009 and 2010 are included in this prospectus and have been audited by  Stan J.H. Lee, CPA, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of West-Core Drilling will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

DESCRIPTION OF BUSINESS

OVERVIEW

Headquartered in Elko Nevada

Nevada is one of the largest sources of gold in the world. Nevada currently produces 82% of all the gold mined in the United States and a number of major mining companies, such as Newmont Mining, operate gold mines in the state, and in particular, in the Elko area. In this regard, the Northeastern Nevada region is the third largest gold mining community in the world. This region is dominated by mining operations, employing roughly 6,300 people, a majority of which live in Elko County due to its proximity to the mines. Furthermore, Spring Creek and the Carlin mining industry are major employers in neighboring counties. The nearby access to these mining companies and their operations provides WCD with advantageous efficiencies not realized by non-local competition.

In addition to its ideal location, Nevada's pro-business right-to-work laws and favorable tax structure are advantageous to the company. Nevada is one of the lowest taxed states in the nation, with no state income tax, no franchise or unitary tax, and no personal property or inventory tax.

Business of Issuer

West-core Drilling, Inc. is a core drilling company that offers drilling services to miners of various minerals and metals including copper, gold, and iron. WCD has not commenced business operations and is in the development stage. To date, the officers have identified multiple projects that they would be qualified to provide services if they are able to complete this offering successfully or obtain alternative financing in order to purchase the proper drill equipment to carry out the duties of the prospective contracts. Some of these potential contracts include:

Development Plan

Currently, the company has the opportunity to take over the seasonal contracts of a related company, West-core Drilling, LLC. (“WCDLLC”).  If the Company is able to obtain these contracts along with the award of new contracts, it anticipates that it will put at least two acquired drill rigs to work in the next twelve (12) months with the proceeds from this Offering. Once these rigs are up and running and producing income, WCD plans to identify and purchase two more drill rigs and hire drilling crews for the same, as WCD obtains additional longer term contract opportunities for these rigs.

INDUSTRY OVERVIEW

Core drilling is used to obtain very detailed information about rock types, mineral content, rock fabric, and the relationship between rock layers at the surface and at depth. Core drilling is used in areas that have been selected by mining companies as "targets" for recovery of minerals, using geological, geophysical and/or geochemical methods.

In this regard, mining companies hire drilling companies such as WCD to extract samples from a site that are analyzed by the mining company for mineral content before mining the site. This is typically done before the mining company invests heavily in the development of a site or it is done during the mining operation to provide information that is used during the mining of the site. The drilling services provided by WCD require a high level of expertise and technical competence because the samples extracted must be free of contamination and accurately reflect the underlying mineral deposit. The team of experts that have come together to form the Company have over 40 years in the drilling industry running worldwide drilling programs.

WCD utilizes a particular type of core drilling known as diamond core drilling to obtain core samples for the mining companies. Diamond core drilling uses a pipe encrusted in industrial diamonds to drill through rock layers. During drilling, a "core" of rock is captured in the center of the pipe. This core is recovered by the company and provides detailed information about the rock types and the relationship between the rock layers.

WCD will provide two main types of diamond core drilling services, known as exploratory drilling and definitional drilling. Exploratory drilling is utilized to determine if there are recoverable mineral deposits at a particular site. Definitional drilling is conducted at a site to assess whether it would be economical to mine a site given the underground geology or to provide information about the site during mining operations, e.g. mapping the geology of a particular site.

2011 OVERVIEW

In 2011 the mining industry experienced a significant increase in the price of minerals such as gold, silver, moly, uranium, and iron, that caused mining companies to not only resume mining existing claims but also to conduct exploration for new mineral deposits. Accordingly, the demand for both exploratory and definitional drilling services increased to the point where demand exceeded supply. Furthermore, in conjunction with the increased price for minerals, new and less expensive mining techniques made it feasible to mine previously uneconomical mineral deposits further driving the demand for the company’s drilling services.

It is this demand that created the unique opportunity that brought the three principles of WCD together to form the company.

2011 OVERVIEW

In March 2011 the mining industry experienced a n uptick in the demand for such services due to the increase in commodity prices. Both Silver and gold have experienced record highs. For this reason, WCD believe it will find adequate demand for its services as WCDLLC experienced an increased demand for its services due in large part to its performance on past contracts.

In this regard, the Company is taking a guarded approach to its growth and therefore has determined that it will not put more than four rigs into operation this year even if it means turning down some opportunities. Related to this is the Companies decision to also not add rigs to its fleet unless the rig can go to work on contracts that provide at least 6 months to one year of operation for the new rig. This strategy is intended to permit the Company to maintain a low debt to cash flow ratio

As noted above in 2008, 20009, 2010, and hitting a record high of $1,626 per ounce in 2011 . the significant increase in Gold and commodities prices created more demand than supply for drilling services. While demand and supply has currently equaled out in 2011 with a slight dip in prices (down to about $1,500 in July 2011), management believes that the industry will again see an increase in supply do to an increased price in Gold and Commodities.

STRATEGY

The Company is implementing this strategy as follows:

Set up operations in other areas where a high demand for drilling exists. WCD’s goal is to be a diversified drilling company with the ability to do a variety of drilling types. In this regard, WCD is currently in negotiations to provide drilling services in the future in the Athabasca Oil Sands of Canada. The Athabasca Oil Sands are a large deposit of oil-rich bitumen, or extremely heavy crude oil, located in northern Alberta Canada. These oil sands consist of a mixture of crude bitumen (a semi-solid form of crude oil), silica sand, clay minerals, and water. The Athabasca deposit is the largest of three major oil sands deposits in Alberta, along with the nearby Peace River and Cold Lake deposits. Together, these oil sand deposits cover about 141,000 square kilometers (54,000 sq mi) of sparsely populated boreal forest and muskeg (peat bogs) and contain about 1.7 trillion barrels (270×109 m3) of bitumen in-place, comparable in magnitude to the world's proven reserves of conventional petroleum. The Athabasca deposit is the only large oil sands reservoir which is suitable for surface mining. The key characteristic of the Athabasca deposit is that it is the only one shallow enough to be suitable for surface mining. About 10% of the Athabasca oil sands are covered by less than 75 meters (246 ft) of overburden. The mineable area, as defined by the Alberta government, covers 37 contiguous townships (about 3,400 square kilometers (1,300 sq mi) north of the city of Fort McMurray.

In 2010, Alberta’s crude oil production totaled 73.0 thousand cubic metres (m3) (459 thousand barrels) of oil per day with a yearly total of 26.6 million m3 (168 million barrels). This is a 0.4 per cent reduction from 2009.

Also in 2010, Alberta produced 256.3 thousand m3 (1.6 million barrels) per day of raw crude bitumen from the oil sands. The 2010 yearly total of 93.5 million m3 (589 million barrels) produced from the oil sands represents an 8 per cent increase over Alberta’s 2009 oil sands production.

The ERCB also forecasts Alberta’s annual raw crude bitumen production will total 549.6 thousand m3 (3.5 million barrels) per day for a total of 201 million m3 (1.3 billion barrels) per year by 2020.

The report notes that, since 1967, Alberta has produced 1.2 billion m3 (7.5 billion barrels) of raw crude bitumen from the oil sands and crude oil production has produced 2.6 billion m3 (16 billion barrels) of crude oil since the industry began.

Other report highlights include:

•
Alberta's total remaining established crude bitumen and crude oil reserves totaled 27.1 billion m3 (170.8 billion barrels), consisting of 26.9 billion m3 (169.3 billion barrels) of crude bitumen and 237 million m3 (1.5 billion barrels) of crude oil.

•
Remaining established crude oil reserves increased nearly 4.0 per cent, the first increase since 2005, as the cumulative result of reserves additions from 2010 drilling, reserve revisions, and production.

•	Remaining established marketable conventional gas reserves stood at 1025.1 billion m3 (36.4 trillion cubic feet).

•	Remaining established coalbed methane gas reserves stood at 67.6 billion m3 (2.4 trillion cubic feet).

•	Alberta’s remaining established coal reserves are estimated at 33 billion tonnes (37 billion tons).

For WCD this presents a significant opportunity to provide drilling services to oil exploration companies in Athabasca and surrounding areas. Similar to gold, copper, iron, and molly mines, oil exploration uses a type of core drilling known as reverse circulation (“RC”) to obtain geological samples at various depths. Reverse circulation or RC drill rigs drill holes at predetermined sites and use water pressure to push cuttings or chips from the drilling to the surface for analysis. WCD plans to purchase 2 of these rigs upon securing the contracts.

Operate with Aggressive Development Plans. Large amounts of natural gas and oil exist in unconventional reservoirs in the United States and Canada. While drilling is currently restricted in many areas throughout the United States that have significant proven reserves, management believes that demand and new less invasive technologies will eventually lead to some of these restrictions being at least partially removed. WCD plans to be positioned to provide drilling services to the oil and gas industry in the US when this occurs.

Recognized Drilling Expertise. The drilling services provided by WCD require a high level of expertise and technical competence because the samples extracted must be free of contamination and accurately reflect the underlying mineral deposit. WCD has a proven group of industry experts with reputations for excellence in the drilling industry. WCD has significant contacts in the drilling industry and a proven track record of management. In addition, the Company’s management has a network of industry leaders, members of the community, government officials (federal, state and local), regulatory agencies and environmental groups. The current management team has over 40 years in the drilling industry running worldwide drilling programs.

Competition

We compete with various other drilling companies. Entry into the industry requires capital and skills and therefore barriers to entry to the contract drilling industry are relatively high. However, we anticipate facing significant competition in the future from other drilling companies that offer the same drilling services and at competitive prices.

Intellectual Property & Proprietary Rights

We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only our officer as an employees of the company. It is our officer who ha s provided us our business plan, financing, and other entrepreneurial talents. For a discussion of   Mr. Stephenson’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Stephenson will coordinate all of our business operations . Mr. Stephenson ha s provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, drill operators, and technology personnel, as necessary. Currently, WCDLLC employs four (4) individuals for administrative tasks other than the Managers which are also the officers of the Company. We may elect to hire the four (4) employees of WCDLLC to provide administrative services for the Company once the Company is adequately funded. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

 Travis Stephenson, our president , is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the drilling technology use of our business.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

West-Core Drilling Inc. is a development stage company incorporated in the State of Nevada in 2008. We were formed to engage in the business of providing drilling services for the gold, copper and iron industries. In April 2008 we commenced our planned principal operations and have no significant assets.

Previously, the former officers and directors of the Company operated West-Core Drilling, LLC (“WCDLLC”), a Nevada limited liability company. In congruence with this Offering, the former officers and directors, with the consent of the managers and members of WCDLLC, have elected to continue the WCDLLC’s operations via WCD. In September 2009, we issued shares to officers, directors, consultants, and other individuals in exchange for services. The Managers of WCDLLC are also the Officers and Directors of the Company. Since that time, all of the previous officers and directors, with the exception of Travis Stephenson, have since left the company due to time constraints and other restraints. In leaving, such officers and directors forfeited back to the company any stock previously issued. Hence, we incurred operating expenses of (inclusive of professional fees) resulting in a cumulative loss of ($13,115). Until June of 2009, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included identifying potential projects on which we were qualified to bid. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from awarded contracts will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the fiscal year ended December 31, 2010 and December 31, 2009

There were no revenues for the fiscal year ended December 31, 2010 or for December 31, 2009. Expenses for the year ended December 31, 2010 were $ 372, compared to $ 16,130 for the fiscal year ended December 31, 2009.

The company did not pay nor recognize any interest expense for the years ended December 31, 200 9 and 2010.

For the six months ended June 30, 2011 and 2010

There were no revenues for the six  months ended June 30, 2011 or 2010. Expenses for the six months ended June 30, 2011 were $1,120 compared to expenses for the six  months ended June 30, 2010 $(7,000).

The company did not recognize any interest expense for either six month period.

Liquidity and Capital Resources

The Company has no cash. The Company had $70 in reportable cash for the year ended December 31, 2010 and   for the six months ended June 30, 2011. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Travis Stephenson, the Company’s sole officer , or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. Therefore, the necessary funds to purchase or lease a drill to begin operations must come from this offering.

In the past, the officers and directors have provided any cash needed for operations, including any cash needed for this Offering. As of June 30, 2011 the Company has notes payable due to Craig W. Kidwell, Esq. (a related party) in the amount of $2,350 and to Travis Stephenson (a related party) in the amount of $ 7,378 . These are unsecured, no interest, loans.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 561b West Main, Elko, Nevada  89801. We have no monthly rent, nor do we accrue any expense for monthly rent. WCDLLC provides us a facility in which we conduct business on our behalf. It is expected that the lease will be assigned to the Company once this Offering is complete. Currently, WCDLLC pays $2,500 per month in rent for a 2500 square foot office space and workshop. WCDLLC does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from WCDLLC, a company managed by the Officers and Directors. Office services are provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.   Aside from this, there are no transactions between WCDLLC and West-Core Drilling, Inc.  Although there has been no price set at this point in time, there are plans for West-Core Drilling, Inc. to acquire WCDLLC at some point in the future using the proceeds of some future offering.

WCDLLC has four principal owners - Travis Stephenson, Jeff Camsell, Craig Kidwell, and Robin Fournier – who collectively own 75% of the units.  The remaining 25% is divided in various amounts between 11 other parties .

During September 2009, the four officers and directors of WCD received 2,000,000 shares of common stock each for services as founders and officers of West-Core Drilling. Subsequently, Jeff Camsell, Craig Kidwell and Robin Fournier all resigned as officers and directors of the company and thus forfeited their shares back to the Company. Currently, Travis Stephenson is the lone shareholder.

The company has no affiliation with West Core Drilling Pty Ltd, an Australian diamond drilling contractor.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Travis Stephenson	38	Since 2009	President & Director
Travis Stephenson	37	Since 2010	Secretary and Treasurer

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

All named officers are founders of the Company.

Travis C. Stephenson, President , Secretary, Treasurer, and Director, is a Real Estate Investor, and licensed Attorney. He received his B.S. in Engineering from Arizona State University and his J.D. from Gonzaga University. Mr. Stephenson has over 11 years of experience in both raw land commercial real estate development and commercial real estate acquisitions and has successfully started and ran two multi-million dollar companies. Mr. Stephenson presently runs, Trident Industries, Inc., a multi-million dollar real estate company he started, where he manages approximately 280,000 square feet of commercial real estate in the continental United States and Hawaii.

Our director will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of West-Core Drilling, Inc.  has been involved in legal proceedings that would be material to an evaluation of officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (April 18, 2008) to August 1, 2011 July 31, 2011.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Travis Stephenson, President, Secretary , and Director	20 11 2010	$-0-	-0-	-0-	-0-	-0-
	2009	$-0-	-0-	-0-	-0-	-0-
Jeffrey Camsell, Former Secretary/COO and Director	2010	$-0-	-0-	-0-	-0-	-0-
	2009	$-0-	-0-	-0-	-0-	-0-
Craig Kidwell, Former Treasurer/CFO and Director	20 10	$-0-	-0-	-0-	-0-	-0-
	2009	$-0-	-0-	-0-	-0-	-0-

The officers and directors have not received any monetary compensation or salary since the inception of the Company. The officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to West-Core Drillings, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

West-Core Drillings did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2011 . West-Core Drillings has also not granted any stock options to any party since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Stephenson has agreed to provide services to us without compensation until such time as we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member . Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 3,500,000. Of these shares, 1,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,500,000 shares will be sold. Our officers and directors will not be purchasing shares in this offering. The remaining 2 ,000,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

FINANCIAL STATEMENTS
WEST-CORE DRILLING Inc.
(A DEVELOPMENT STAGE COMPANY)

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheets as of December 31, 2010 (audited) and June 30, 2011 (unaudited)	F-2

Statements of Operations for the six months ended June 30, 2010 and six months ended June 30, 2011 and from inception(April 18, 2008) to June 30, 2011 (unaudited)	F-3

Statement of Stockholders' Deficit from inception(April 18, 2008) to June 30, 2011 (unaudited)	F-4

Statements of Cash Flows for the six months e nded June 30, 2011 and six months ended June 30, 2010 (un audited) and from inception (April 18, 2008) to June 30, 2011 (unaudited)	F-5

Notes to Financial Statements	F-6

Balance Sheets as of December 31, 20 09 and 2010 (audited)	F-8

Statements of Operations for from inception(April 18,2008) to December 31, 200 9 and 2010 (audited)	F-9

Statement of Stockholders' Deficit from inception(April 18, 2008) to December 31, 200 9 and 2010 (audited)	F-10

Statements of Cash Flows from inception(April 18,2008) to December 31, 200 9 and 2010 (audited)	F-11

1.  GRUBER & COMPANY, LLC

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 209 *Fort Lee * NJ 07024-7547
P.O. Box 436402 * San Diego * CA 92143-6402
619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and Members of
West-Core Drilling Inc.

We have audited the accompanying balance sheet of West-Core Drilling Inc.  (the “Company”)  as of December 31, 2010 and 2009  and the related  statements of operations, stockholders’ deficit and cash flows for the years then ended . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West-Core Drilling Inc. as of  December 31, 2010 and 2009  , and the results of its operations and its cash flows for the years then  ended  in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the note to the financial statements, the Company lacks short-term liquidity and has not established any source of  revenue to cover its operating costs and losses from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the  outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA
_____________________

Stan J.H. Lee, CPA
May 27,  2011

West-Core Drilling, Inc
(A Development Stage Company)

BALANCE SHEETS

ASSETS

	As of	As of
	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Current Assets
Cash	$70	$70

Total Current Assets	70	70
	$70	$70

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	5,420	4,300
Due to Related Party	9,728	9,728

Total Current Liabilities	15,148	14,028

Total Liabilities	15,148	14,028

Stockholders' Equity (Deficit)

Common stock, ($0.001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively)	2,000	2,000

Additional paid-in capital	-	-
Deficit accumulated during exploration stage	(17,078)	(15,958)

Total Stockholders' Equity (Deficit)	(15,078)	(13,958)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	70	$70

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc
(A Development Stage Company)

STATEMENTS OF OPERATIONS (UNAUDITED)

			Cumualtive
			April 18, 2008
	6 Months	6 Months	(inception)
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2011	2010	2011

Revenues

Revenues	$-	$-	$-
Total Revenues		-	-

Operating Costs
Administrative Expenses		(7,000)	(7,000)
Professional fees	1,120		24,078

Total Operating Costs	1,120	(7,000)	17,078

Other Income (Expenses)
Gain from currency exchange
Total Other Income

Net Income (Loss)	$(1,120)	$7,000	$(17,078)

Basic and diluted earnings (loss) per share	$(0.000)	$0.004	$(0.004)

Weighted average number of common shares outstanding	5,604,396	2,000,000	4,280,582

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (APRIL 18, 2008) TO JUNE 30, 2011

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Exploration
	Stock	Amount	Capital	Stage	Total

Balance, April 18, 2008	-	$-	$-	$-	$-

Net loss, year ended December 31, 2008				(200)	(200)

Balance, December 31, 2008 (Unaudited)	-	-	-	(200)	(200)

Stock issued for service on September 28, 2009	9,000,000	$9,000	-	-	$9,000

Net loss, year ended December 31, 2009				(16,130)	(16,130)

Balance, December 31, 2009 (Audited)	9,000,000	$9,000	-	$(16,330)	$(7,330)

Stock resigned & returned April 1, 2010	(6,000,000)	(6,000)			(6,000)

Stock returned June 9, 2010	(1,000,000)	(1,000)			(1,000)

Net loss, for the year ended December 31, 2010				372	372

Balance, December 31, 2010 (Audited)	2,000,000	$2,000	-	$(15,958)	$(13,958)

Net loss, for 6 months ended June 30, 2011				(1,120)	(1,120)

Balance, June 30, 2011 (Unaduited)	2,000,000	$2,000	-	$(17,078)	$(15,078)

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (UNAUDITED)

			Cumulative
			April 18, 2008
	6 Months	6 Months	(inception)
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,120)	$7,000	$(17,078)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Issuance of common stock for service		(7,000)	2,000
Changes in operating assets and liabilities:
Increase (decrease) in Accounts Payable	1,120	-	5,420

Net cash provided by (used in) operating activities	-	-	(9,658)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities		-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in Due to Related Party		-	9,728
Additional paid-in capital

Net cash provided by (used in) financing activities	-	-	9,728

Net increase (decrease) in cash	-	-	70

Cash at beginning of year	70	70	-

Cash at end of year	70	70	$70

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued (canceled or returned) to founder for services rendered	$	$(7,000)	$2,000

The accompanying notes are an integral part of these financial statements

West-Core, Inc
(A Development Stage Company)
Notes to Financial Statements
As of June 30, 2011
(Unaudited)

1. UNAUDITED INFORMATION

The balance sheet of  West-Core Drilling Inc. (the “Company”) as of June 30, 2011, and the  statements of operations for  the six months period  ended  June 30, 2011 and 2010 , have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of June 30, 2011, and the results of operations for the six months ended June 30, 2011 and 2010.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the financial  statements and notes to audited financial statements included in the Company’s  financial statements   for the fiscal year ended December 31, 2010.

NOTE 2.   ORGANIZATION AND DESCRIPTION OF BUSINESS

West-Core, Inc. (“Company”) was incorporated under the laws of the State of Nevada on April 18, 2008.  Company has limited operations and is considered a development stage company. The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity”.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

Company’s financial statements are prepared using the accrual method of accounting.  Company has elected a December 31, year-end.

b.   Basic Earnings per Share

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification (“ASC”). The ASC specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with ASC 740, INCOME TAXES. A deferredtax asset or liability is recorded for all temporary differences betweenfinancial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred taxassets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferredtax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

e. NewAccounting Pronouncements:

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company's financial statements.

NOTE 4.   GOING CONCERN

The accompanying financial statements have been prepared assuming that Company will continue as a going concern.  Company generated net losses of $15,958 during the period from April 18, 2008 (inception) to June 30, 2011.Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain investment capital and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise funds through equity offerings.  There is no guarantee that Company will be able to raise any capital through any type of offerings.

NOTE 5.   RELATED PARTY TRANSACTION

Company neither owns nor leases any real or personal property.  A director provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors of Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between Company and their other business interests.  Company has not formulated a policy for the resolution of such conflicts

As of Jun3 30, 2011 Company has notes payable due to two related parties (Craig W. Kidwell, Esq.  and  Travis Stephenson ) in the total amount of $ 9,728. These are unsecured, no interest, loans.

NOTE 6.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of Company contains the following classes of capital stock as of June 30, 2011

•	Common stock: 75,000,000 shares at $.001 par value, authorized; 2,000,000 shares issued and outstanding

West-Core Drilling, Inc
(A Development Stage Company)

BALANCE SHEET

	As of	As of
	December 31,	December 31,
	2010	2009

Current Assets
Cash	$70	$70

Total Current Assets	70	70

	$70	$70

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$4,300	$1,800
Due to Related Party	9,728	5,600

Total Current Liabilities	14,028	7,400

Total Liabilities	14,028	7,400

Stockholders' Equity (Deficit)

Common stock, ($0.001 par value, 75,000,000 shares
authorized; 2,000,000 and 9,000,000 shares issued and outstanding
as of December 31, 2010 and 2009, respectively)	2,000	9,000
Additional paid-in capital	-	-
Deficit accumulated during exploration stage	(15,958)	(16,330)

Total Stockholders' Equity (Deficit)	(13,958)	(7,330)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$70	$70

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc
(A Development Stage Company)

STATEMENT OF OPERATIONS

			Cumualtive
			April 18, 2008
	Fiscal Year	Fiscal Year	(inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2010	2009	2010
Revenues

Revenues	$-	$-	$-

Total Revenues		-	-

Operating Costs
Administrative Expenses	(7,000)	9,230	2,430
Professional fees	6,628	6,900	13,528

Total Operating Costs	(372)	16,130	15,958

Other Income (Expenses)
Gain from currency exchange
Total Other Income

Net Income (Loss)	$372	$(16,130)	$(15,958)

Basic and diluted earnings (loss) per share	$0.000	$(0.007)	$(0.007)

Weighted average number of common shares outstanding	3,923,288	2,317,808	2,310,030

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Exploration
	Stock	Amount	Capital	Stage	Total

Balance, April 18, 2008	-	$-	$-	$-	$-

Net loss, year ended December 31, 2008				(200)	(200)

Balance, December 31, 2008	-	-	-	(200)	(200)

Stock issued for service on September 28, 2009	9,000,000	$9,000	-	-	$9,000

Net loss, year ended December 31, 2009				(16,130)	(16,130)

Balance, December 31, 2009	9,000,000	$9,000	-	$(16,330)	$(7,330)

Stock resigned & returned April 1, 2010	(6,000,000)	(6,000)			(6,000)

Stock returned June 9, 2010	(1,000,000)	(1,000)			(1,000)

Net income for the year ended December 31, 2010				372	372

Balance, December 31, 2010	2,000,000	$2,000	-	$(15,958)	$(13,958)

The accompanying notes are an integral part of these financial statements

West-Core Drilling, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

			Cumulative
			April 18, 2008
	Fiscal year	Fiscal year	(inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$372	$(16,130)	$(15,958)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Issuance of common stock for service	(7,000)	9,000	2,000
Changes in operating assets and liabilities:
Increase (decrease) in Accounts Payable	2,500	1,675	4,300

Net cash provided by (used in) operating activities	(4,128)	(5,455)	(9,658)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities		-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in Due to Related Party	4,128	5,525	9,728
Additional paid-in capital

Net cash provided by (used in) financing activities	4,128	5,525	9,728

Net increase (decrease) in cash	-	70	70

Cash at beginning of year	70	-	-

Cash at end of year	70	70	$70

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued (canceled or returned) to founder for services rendered	$(7,000)	$9,000	$2,000

The accompanying notes are an integral part of these financial statements

West-Core, Inc
(An Exploration Stage Company)
Notes to Financial Statements
As of December 31, 2010 and 2009

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

West-Core, Inc. (“Company”) was incorporated under the laws of the State of Nevada on April 18, 2008.  Company has limited operations and is considered a development stage company.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

Company’s financial statements are prepared using the accrual method of accounting.  Company has elected a December 31, year-end.

b.   Basic Earnings per Share

Basic earnings (loss) per share amounts are computed by dividing the net income (loss) by the weighted average number of common shares outstanding.  Diluted gain (loss) per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period.

c.   Cash Equivalents

Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.   Income Taxes

Income taxes are provided in accordance with ASC 740, INCOME TAXES. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e.  New Accounting Pronouncements:

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company's financial statements.

NOTE 3.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 4.   GOING CONCERN

The accompanying financial statements have been prepared assuming that Company will continue as a going concern.  Company generated net losses of $15,958 during the period from April 18, 2008 (inception) to December 31, 2010.  Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain investment capital and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise funds through equity offerings.  There is no guarantee that Company will be able to raise any capital through any type of offerings.

NOTE 5.   RELATED PARTY TRANSACTION

Company neither owns nor leases any real or personal property.  A director provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors of Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between Company and their other business interests.  Company has not formulated a policy for the resolution of such conflicts

As of December 31, 2010 Company has notes payable due to Craig W. Kidwell, Esq. (a related party) in the amount of $4,600 and to Travis Stephenson (a related party) in the amount of $5,128.  These are unsecured, no interest, loans.

NOTE 6.  INCOME TAXES

As of December 31, 2010

Deferred tax assets:
Net operating tax carryforwards	5,585
Other	-0-
Gross deferred tax assets	5,585
Valuation allowance	(5,585)

Net deferred tax assets	$0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, Company recorded no valuation allowance.

NOTE 7.  SCHEDULE OF NET OPERATING LOSSES

4/18/2008 Through 12/31/2008	$200
Year ended December 31, 2009	$16,130
Year ended December 31, 2010	$(372)

Net Operating Loss	$15,958

As of December 31, 2010, the Company has a net operating loss of approximately $15,958. Net operating loss carryforwards expire twenty years from the date the loss was incurred.

NOTE 8.  STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

NOTE 9.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of Company contains the following classes of capital stock as of December 31, 2010:

•	Common stock: 75,000,000 shares at $.001 par value, authorized; 2,000,000 and 9,000,000 shares issued and outstanding as of December 31, 2010 and 2009, respectively.

NOTE 10.  SUBSEQUENT EVENT

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through the date of available issuance of the audited financial statements.  During this period,   the Company did not have any material recognizable subsequent events.

Prospectus
_______________________

West-Core Drilling Inc.
561b West Main
Elko, Nevada  89801
(775) 753-1036

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

(a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Ê The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
(Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.

(b) The establishment of a program of self-insurance.

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d) The establishment of a letter of credit, guaranty or surety.

Ê No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.  In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and

(2) Does not subject any director approving it to personal liability for his action,

Ê even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

(Added to NRS by 1987, 80)

2.  The Issuer's Certificate of Incorporation limits the liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$300.00
Blue Sky fees and expenses	500.00
Legal fees and expenses	15,000.00
Accounting fees and expenses	5,000.00
Total	$20,800.00

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with consulting services rendered regarding the negotiation and procurement of potential drilling contracts, Ian Fournier was issued 2,000,000 shares of common stock in September, 2009. Subsequently, due to a disagreement about certain services, Ian Fournier relinquished said shares back to the Company .

For their services as officers and organizers of the Company, the officers of the company, Craig Kidwell, Jeffrey Camsell, and Travis Stephenson were each issued 2,000,000 shares of common stock in September, 2009. Upon their resignation from the company, Craig Kidwell and Jeffrey Camsell relinquished their shares back to the Company.

In connection with the services related to the filing of this S-1 Registration Statement, Jillian Ivey Sidoti, counsel of record, will be issued 500,000 shares of restricted common stock from a future offering in exchange for services.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement
3.1	Certificate of Incorporation
3.2	By-Laws
3.3	Amendment to Certificate of Incorporation
4.1	Specimen Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq.regarding legality
23.1	Consent of Stan J.H. Lee , CPA

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Elko, State of Nevada, on August 1, 2011.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Travis Stephen	President and Director	August 1, 2011
Travis Stephenson	(Chief Executive Officer)

/s/ Travis Stephenson	Treasurer and Director	August 1, 2011
Travis Stephenson	(Chief Financial Officer)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

WEST-CORE DRILLING Inc.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously filed

3.1	Certificate of Incorporation and Amendment	Previously filed

3.2	By-Laws	Previously filed

3.3	Amendment to the Certificate	Previously filed

4.1	Stock Certificate Specimen	Previously filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Filed herewith

23.1	Consent of Chang G. Park	Filed herewith